UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2012

SKYPEOPLE FRUIT JUICE, INC.
(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower, No. 2, Gaoxin 1st Road, Xi’an, PRC
(Address of principal executive offices)

710075
(Zip code)

86-29-88377161
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

SkyPeople Fruit Juice, Inc., a Florida company (the “Company”), held its Annual Meeting of Shareholders on September 6, 2012 at 10:00 A.M., Xi’an local time. Two proposals were submitted to and approved by the shareholders. The two proposals submitted to and approved by the shareholders are described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 18, 2012, and delivered to the shareholders on or about July 18, 2012.

The proposals and the results of the shareholder votes are set forth as follows.

1.	Proposal to elect seven directors for one-year terms

	For	Withheld	Broker Non-Votes
Yongke Xue	13,929,735	370,403	4,804,120
Norman Ko	14,191,205	108,933	4,804,120
Tao Wang	14,191,005	109,133	4,804,120
John W. Smagula	14,191,708	108,430	4,804,120
Baosheng Lu	14,191,005	109,133	4,804,120
Xiaoqin Yan	13,989,541	310,597	4,804,120
Guolin Wang	14,191,505	108,633	4,804,120

2.	Proposal to ratify the Audit Committee’s selection of the independent registered public accounting firm

	For	Against	Abstain
Proposal to ratify the Audit Committee’s selection of the independent registered public accounting firm	17,898,530	738,420	467,308

There was no proposal for other business as may properly come before the meeting or any adjournment thereof.

Item 8.01    Other Events

On September 6, 2012, the Company issued a press release regarding the Company’s Annual Meeting of Shareholders and the results of the meeting. A copy of the press release is attached as an exhibit to this report.

Item 9.01    Financial Statements and Exhibits

99.1           A copy of the press release issued by the Company on September 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2012

SKYPEOPLE FRUIT JUICE, INC.

By: /s/ Yongke Xue
      Yongke Xue
      Chief Executive Officer